EXHIBIT 10.6(b)


                  PROTOCOL OF MUTUAL UNDERSTANDING AND SUPPORT

         The Protocol of Mutual Understanding and Support between the Moscow Region Center of Innovative Technologies "INPROTECH" ("INPROTECH"), registered in Russian Federation and having their offices at 41/1 Pyatnitskaya str., Moscow, 109017, Russian Federation, represented by Sergey G. Smirnov, General Director, acting on the basis of its Charter and IPORUSSIA, INC. ("IPO") registered in the United States of America and having its office at 12 Tompkins Ave., Jericho, New York 11753, United States of America, represented by Vladimir
F. Kuznetsov, President and Chief Executive Officer, acting on the basis of its Charter, was executed on October 31, 2002.

         WHEREAS:

         A. The INPROTECH and IPO are equally committed to the introduction of Russian Companies ("Corporations"), to the international investment communities to facilitate the growth of the Corporations; and the raising of working capital to accelerate such growth of the Corporations.

         B. The INPROTECH and IPO agree that introducing the Corporations to the public stock market in the United States of America and having their shares traded on the United States Stock Market would assist in the capital growth for these Corporations and expand the economy of the Russian Federation.

         C. IPO is a United States Company  primarily focused on introduction of
Russian   Corporations  to  the  United  States  and  International   Investment
Communities with the goal of obtaining working capital for the Corporations.

         D.  The   INPROTECH  and  IPO  have  held  meetings  and  have  reached understandings with regard to certain matters related to the cooperation in the sphere of assisting Russian Corporations.

         The INPROTECH and IPO hereby express their understanding in this respect as follows:

         1. Cooperation. The INPROTECH will support IPO by identifying Russian Corporations and will facilitate the introduction of IPO to such Russian Corporations, and the promotion of IPO as a Company in the United States of America involved in assisting Russian Corporations.

         2. Contracts With The Corporations. IPO undertakes that all contracts with the Russian Corporations will be concluded on the terms fully complying with the laws of the Russian Federation.

         3. Exchange of Information. The INPROTECH and IPO understand and agree that from time to time they will exchange economic and other information that would be mutually beneficial to carry out the spirit and intent of this cooperation and support.




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         4. Joint Actions.  The INPROTECH and IPO understand and agree that from time to time they might develop and accomplish certain actions with the goal of promotion of stated joint actions; financing of these actions shall be coordinated and agreed upon between the Parties. The INPROTECH agrees from time to time engage IPO in activities managed by The INPROTECH.

         5. Notices. All notices, requests, consents and other communications between the Parties hereunder shall be in writing, shall be addressed to the receiving Party's address set forth below or to such other address as a Party may designate by notice hereunder, and shall be either (i) delivered by hand,
(ii) made by telecopy or facsimile transmission or e-mail, (iii) sent by recognized national overnight courier service, or (iv) sent by registered mail, return receipt requested, postage prepaid.

         If to the INPROTECH:

         Sergey G. Smirnov
         General Director

         Moscow Region Center of Innovative Technologies " INPROTECH" 41/1 Pyatnitskaya str.
         Moscow, 109017, Russian Federation
         Tel:  (095) 951-5678, 95155-68
         Fax:  (095) 959-55-49
         E-mail:  info@inprotech.ru
         Internet:  www.inprotech.ru

         If to IPO:

         Vladimir F. Kuznetsov
         President and Chief Executive Officer
         IPORUSSIA, INC.

         12 Tompkins Ave.
         Jericho, New York  11753
         United States of America
         Tel/Fax:  (516) 625-6282

         In witness of their understanding on these matters the INPROTECH and IPO have duly signed and executed this Protocol of Understanding and Support in the City of Moscow, dated on the front page.

IPORUSSIA, INC.                              Moscow Region Center of Innovative
                                             Technologies "INPROTECH"


/s/ Vladimir F. Kuznetsov                    /s/ Sergey G. Smirnov
------------------------------------         -----------------------------------
President and Chief Executive Officer        Sergey G. Smirnov
Vladimir F. Kuznetsov                        General Director











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